BACTERIN ANNOUNCES 2014 DONATE LIFE ROSE PARADE FLOAT FLORAGRAPH HONOREE

BELGRADE, Mont., December 5, 2013 /PRNewswire/ -- Bacterin International Holdings, Inc. (NYSE MKT: BONE) is pleased to announce Rita Cihak as its’ 2014 Donate Life Rose Parade Float® Floragraph Honoree. Rita’s Floragraph will be proudly displayed on the “Light up the World” themed float, which is designed to remember and honor deceased and living donors, as well as organ, eye, and tissue recipients. Bacterin is sharing this honor with the South Dakota Lion’s Eye and Tissue Bank.

“We are delighted to honor Rita Cihak and celebrate her life,” said Dan Goldberger, Bacterin’s President and CEO. ‘We have been able to see how the gift of donation can save and improve the lives of others, and being able to share these examples of hope with the Cihak’s, and other donor families and recipients, is a remarkable experience.’

Bacterin and the South Dakota Lion’s Eye & Tissue Bank are hosting a special dedication ceremony at the Sanford USD Medical Center’s Schroeder Auditorium in Sioux Falls, SD at 2 pm today. We invite you to join us for the event and support the Cihak family as they apply the finishing touches to the Floragraph. The Floragraph will continue to be on display at the Sanford USD Medical Center on Friday, December 5th from 9am – 3pm. To learn more about Rita Cihak, and other donors and recipients selected as honorees in the 2014 Donate Life Rose Parade Float, please visit www.donatelifefloat.org.

About the Pasadena Tournament of Roses®
The Pasadena Tournament of Roses is a volunteer organization that annually hosts the Rose Parade® presented by Honda, the Rose Bowl Game® presented by VIZIO and a variety of associated events. The Tournament's 935 volunteer members act as ambassadors of the organization within the community and serve on one of 31 committees that ensure the success of the parade and game. Collectively, they contribute upwards of 80,000 hours of manpower each year. The 125th Rose Parade presented by Honda, themed "Dreams Come True," will take place Wednesday, Jan. 1, 2014, followed by the 100th Rose Bowl Game presented by VIZIO. On Jan. 6, 2014, the Tournament also will host the 2014 VIZIO BCS National Championship at the Rose Bowl Stadium. For additional information on the Tournament of Roses please visit the official website at www.tournamentofroses.com.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow and achieve profitability; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Rich Cockrell

Rich.Cockrell@thecockrellgroup.com

NY 212.521.4138

ATL 404.942.3369

MBL 404.394.5304

cockrellgroup.com